Exhibit 5



January 9, 2002

IGENE Biotechnology, Inc.
9110 Red Branch Road
Columbia, Maryland 21045-2024

Gentlemen:

     We have acted as counsel to IGENE Biotechnology, Inc., a Maryland corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the proposed issuance of up to 55,000,000 shares of common stock, par value $.01 per share (the "Shares"), of the Company pursuant to the Company's 2001 Stock Incentive Plan (the "Plan").

     As such counsel, we have examined copies of the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, the Registration Statement, the Plan and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statement and certificates of officers and representatives of the Company and others.

     Attorneys involved in the preparation of this opinion are admitted to practice law in the State of Maryland and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Maryland and the Federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold upon exercise of options or restricted stock awards issued in accordance with the Plan and a resolution duly adopted by the Board of Directors of the Company or duly constituted committee thereof that authorizes the issuance of the options or restricted stock awards, sets the minimum price or value of consideration for the Shares, and fairly describes any consideration other than money, will be legally issued, fully paid and non-assessable, assuming further that the number of shares of Common Stock authorized, and not issued and outstanding, under the Company's Charter (as that term is defined in the Maryland General Corporation Law) exceeds the number of shares to be issued at that time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,


					/s/ McGuireWoods LLP
                              ___________________________
                              MCGUIREWOODS LLP